EXHIBIT 99.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Fourth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment") is made as of June      , 2003, by and among Morton Industrial Group, Inc., a Georgia corporation (the “Borrower"), the Lenders party to the Credit Agreement hereinafter identified and defined, and Harris Trust and Savings Bank, as Agent for the Lenders (in such capacity, the “Agent").

RECITALS

     A.     The Lenders currently extend credit to the Borrower on the terms and conditions set forth in that certain Amended and Restated Credit Agreement dated as of February 25, 2002, as amended, by and among the Borrower, the Guarantors, the Lenders, and the Agent (the “Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     B.     The Borrower has requested that the Lenders consent to the sale by Mid-Central Plastics, Inc. (“Mid-Central") to Innovative Injection Technologies, Inc. (the “Buyer") of substantially all of its assets, including without limitation its right, title and interest in and to its real property and associated improvements and certain personal property associated therewith located at 2360 Grand Avenue, West Des Moines, Iowa (the “Mid-Central Sale"), and the Lenders are willing to consent to such sale, all on the terms and conditions herein set forth.

     C.     The Borrower has requested that the Lenders make certain other changes to terms and conditions of the Credit Agreement, and the Lenders are willing to agree to such changes, all on the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

     Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

     1.1. A new Section 3.3(e) is hereby added to the Credit Agreement, reading in its entirety as follows:

(e) Mid-Central Notes. On the date of any receipt by Mid-Central, the Borrower or any other Subsidiary of the Borrower of any principal payment on the Mid-Central Notes, the Borrower will immediately make a mandatory prepayment in an amount equal to 100% of such principal payment received, such prepayment to be allocated to the Term Loans until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit.

     1.2. Section 5.1 of the Credit Agreement is hereby amended by adding a new definition of “Fourth Amendment” thereto in its appropriate order in the alphabetical sequence, such definition to read in its entirety as follows:

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June , 2003 among the Borrower, the Lenders and Harris Trust and Savings Bank, as Agent.

     1.3. Section 5.1 of the Credit Agreement is hereby amended by adding a new definition of “Fourth Amendment Effective Date” thereto in its appropriate order in the alphabetical sequence, such definition to read in its entirety as follows:

“Fourth Amendment Effective Date” means the date upon which the Fourth Amendment becomes effective pursuant to its terms.

     1.4. Section 5.1 of the Credit Agreement is hereby amended by adding a new definition of “Mid-Central Sale” thereto in its appropriate order in the alphabetical sequence, such definition to read in its entirety as follows:

“Mid-Central Sale” is used herein as defined in the Fourth Amendment.

     1.5. Section 5.1 of the Credit Agreement is hereby amended by adding a new definition of “Mid-Central Notes” thereto in its appropriate order in the alphabetical sequence, such definition to read in its entirety as follows:

“Mid-Central Notes” means those certain promissory notes received by Mid-Central as partial consideration for the Mid-Central Sale, including without limitation the Three Month Note, the Six Month Note and the Subordinated Note as defined in the asset purchase agreement for the Mid-Central Sale, all of which are subject to the terms of the Wells Fargo Subordination Agreement.

     1.6. Section 5.1 of the Credit Agreement is hereby amended by adding a new definition of “Wells Fargo Subordination Agreement” thereto in its appropriate order in the alphabetical sequence, such definition to read in its entirety as follows:

“Wells Fargo Subordination Agreement” means that certain Subordination Agreement dated as of June 20, 2003 made by the Borrower for the benefit of Wells Fargo Business Credit, Inc. (“Wells Fargo") and relating to the Mid-Central Notes, in the form delivered to the Agent prior to the Fourth Amendment Effective Date.

     1.7. The definition of “Other Asset Value” set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Other Asset Value” means, from and after the Fourth Amendment Effective Date, $2,121,000, provided that such Other Asset Value shall be further reduced (but not below $0), effective 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, by 50% of the amount by which EBITDA for such fiscal quarter exceeds the projected EBITDA for such fiscal quarter as identified in the Approved Base Case.

     1.8. The definition of “Revolving Credit Commitments” set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Commitments” shall mean the commitments of each Lender to extend credit under the Revolving Credit in the aggregate amount of $18,800,000 for all the Lenders (each Lender’s share of the total Revolving Credit Commitments to be in the amount and percentage set forth opposite such Lender’s name on Schedule 1 to the Fourth Amendment and, if applicable, opposite such Lender’s signature on the relevant Assignment Agreement delivered pursuant to Section 12.15 hereof) (subject to the paragraph immediately following).

All increases or reductions in the Revolving Credit Commitments shall increase or decrease the Revolving Credit Commitments of the Lenders pro rata in accordance with their Revolver Percentages.

     1.9. Section 8.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.10. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend or (without duplication) become obligated to expend, in each case for Capital Expenditures aggregating for the Borrower and its Subsidiaries (taken together) in excess of $3,500,000 during fiscal 2003 and $1,000,000 during the period from January 1, 2004 through and including the Termination Date.

     1.10. A new Section 8.32 is hereby added to the Credit Agreement immediately following the existing Section 8.31, reading in its entirety as follows:

Section 8.32. Mid-Central Debt. The Borrower will not, nor will it permit Mid-Central or any other Subsidiary to, amend or modify any of the terms or provisions of, or agree to defer or forgive any payments otherwise due under, any of the Mid-Central Notes, except to the extent required by the Wells Fargo Subordination Agreement.

SECTION 2. CONSENT AND WAIVER.

     The Lenders hereby consent to the Mid-Central Sale and waive any term or provision of the Credit Agreement or any other Loan Document which would otherwise be violated thereby, provided that it is a condition to the Lenders’ consent hereunder that (i) the Mid-Central Sale occurs concurrently with the effectiveness of this Amendment on the terms and conditions set forth in the draft of that certain Asset Purchase Agreement dated as of May 29, 2003 between Mid-Central and the Buyer delivered to the Agent on or about      , 2003, without any amendment to the terms set forth therein or any material waiver of the conditions set forth therein except as otherwise agreed by the Required Lenders, and (ii) not less than $3,500,000 of the net cash proceeds received by Mid-Central as a result of the Mid-Central Sale are distributed by Mid-Central to the Borrower and then paid by the Borrower to the Agent as a principal payment on the Revolving Loans. The Lenders agree that the net cash proceeds received pursuant to the preceding sentence will be applied as a prepayment on the Revolving Loans notwithstanding any contrary provision of Section 3.3(c) of the Credit Agreement regarding the application of such proceeds. Upon the closing of the Mid-Central Sale, the receipt by the Agent of the net cash proceeds described in this Section 2 and the satisfaction of the other conditions set forth in Section 3 hereof, the Agent will and is hereby directed by the Lenders to deliver appropriate mortgage releases and UCC partial releases and such other documents and instruments as may be necessary to release its security interest in the property sold pursuant to the Mid-Central Sale.

SECTION 3. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     3.1. The Borrower, the Agent, and the Lenders shall have executed and delivered this Amendment, and the Guarantors shall have executed and delivered their consent to this Amendment in the space provided for that purpose below.

     3.2. Legal matters incident to this Amendment shall be satisfactory to the Agent and the Lenders and their counsel.

     3.3. The Borrower shall have paid all fees and expenses of counsel to the Agent with respect to the preparation of this Amendment as well as any prior fees and charges of counsel to the Agent incurred prior to the date hereof which remain outstanding and unpaid.

     3.4. The Mid-Central Sale shall occur concurrently with the effectiveness of this Amendment and in compliance with the terms of Section 2 hereof and the Agent shall have received a cash payment on the Loans from the cash proceeds thereof in an amount not less than $3,500,000.

     3.5. The Borrower shall cause to be delivered to the Agent the originals of each of the Mid-Central Notes (as defined in Section 1.5 hereof), together with an allonge for each endorsing the same to the Agent as a pledge of collateral under and pursuant to the terms of the Security Agreement.

SECTION 4. REPRESENTATIONS.

     In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, and after giving effect to this Amendment, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except that for purposes of this paragraph the representations contained in Section 6.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and (b) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5. RELEASE OF CLAIMS.

     TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND THE GUARANTORS HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS, THE AGENT AND THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, ADVISORS, CONSULTANTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF THERE ARE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS, THE AGENT AND THE OTHER PARTIES IDENTIFIED ABOVE, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

SECTION 6. MISCELLANEOUS.

     6.1. The Borrower has heretofore executed and delivered to the Agent and the Lenders certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby, except to the extent that the liens of the Agent on the property sold in the Mid-Central Sale are released in accordance with the terms hereof. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     6.2. Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     6.3. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

     6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

     This Fourth Amendment to Amended and Restated Credit Agreement is entered into by the parties hereto as of the date and year first above written.

MORTON INDUSTRIAL GROUP, INC.

By
Name

Title

Accepted and agreed to.

HARRIS TRUST AND SAVINGS BANK

By
Name

Title

BRANCH BANKING & TRUST CO.

By
Name

Title

U.S. BANK NATIONAL ASSOCIATION f/k/a Firstar Bank, N.A.

By
Name

Title

LASALLE BANK NATIONAL ASSOCIATION

By
Name

Title

NATIONAL CITY BANK

By
Name

Title

GUARANTOR’S ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned hereby acknowledges and agrees that it is a Guarantor under the terms of Section 11 of the Credit Agreement and, as such has executed and delivered certain Collateral Documents pursuant to the Credit Agreement. The undersigned hereby consent to the Fourth Amendment to Amended and Restated Credit Agreement as set forth above and agree to the terms thereof, including, without limitation, Section 5 thereof, and the undersigned hereby confirm that their guaranties and the Collateral Documents executed by them, and all of the obligations of the undersigned thereunder, remain in full force and effect. The undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledge the Lenders are relying on this acknowledgement and consent in entering into the Fourth Amendment to Amended and Restated Credit Agreement with the Borrower.

MORTON METALCRAFT CO.

By
Name

Title

MORTON METALCRAFT CO. OF NORTH CAROLINA

By
Name

Title

MORTON METALCRAFT CO. OF SOUTH CAROLINA

By
Name

Title

MID-CENTRAL PLASTICS, INC.

By
Name

Title

B&W METAL FABRICATORS, INC.

By
Name

Title

SCHEDULE 1
TO FOURTH AMENDMENT

REVOLVING CREDIT COMMITMENTS

LENDER	PERCENTAGE	AMOUNT

Harris Trust and Savings Bank	41.666667%	$7,833,333.34
Branch Banking & Trust Co.	16.666667%	$3,133,333.33
U.S. Bank National Association	13.888889%	$2,611,111.11
LaSalle Bank National Association	16.666667%	$3,133,333.33
National City Bank	11.111111%	$2,088,888.89